Exhibit 99

Cautionary Statement Regarding Forward-Looking Statements

     The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is filing this cautionary statement in connection with such safe harbor legislation. The Company's Form 10KSB, the Company's Annual Report to Shareholders, this or any other Form 10Q or any Form 8K of the Company or any other written or oral statements made by or on behalf of the Company may include forward-looking statements which reflect the Company's current views with respect to future events and financial performance. The words "believe," "expect,"
"anticipate," "intends," "estimate," "forecast," "project," and similar expressions identify forward-looking statements.

      The Company wishes to caution investors that any forward-looking statements made by or on behalf of the Company are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to the Risk Factors listed below (many of which have been discussed in prior SEC filings by the Company). Though the Company has attempted to list comprehensively these important factors, the Company wishes to caution investors that other factors could in the future prove to be important in affecting the Company's results of operations. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

      Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only of the Company's views as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Risk Factors

Our operating results are difficult to predict in advance and may fluctuate significantly, and a failure to meet the expectations of analysts or our stockholders would likely result in a substantial decline in our stock price.

     There is little historical financial information that is useful in evaluating our business, prospects and future operating results. You should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. We expect our future operating results to fluctuate significantly from quarter to quarter. If our operating results fail to meet or exceed the expectations of analysts or investors, our stock price would likely decline substantially. Factors that are likely to cause our results to fluctuate include the following:

          the gain or loss of significant customers or significant changes in purchasing volume;

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          the  amount  and  timing  of  our operating  expenses  and  capital expenditures;

          changes in the volume of our product sales and pricing concessions on volume sales;
          the timing, rescheduling or cancellation of customer orders;

          the varying length of our sales cycles;

          the availability and pricing of competing products and technologies and the resulting effect on sales and pricing of our products;

          our ability to specify, develop, complete, introduce and market new products and technologies and bring them to volume production in a timely manner;

          the rate of adoption and acceptance of new industry standards in our target markets;

          the effectiveness of our product cost reduction efforts and those of our suppliers;

          changes in the mix of products we sell; and

          changes in the average selling prices of our products.

There is a limited current public market for our common stock.

     As of the date of this prospectus, there is a limited public market for our common stock. Although our common stock is listed on the OTC Bulletin Board, there is a limited volume of sales, thus providing a limited liquidity into the market for our shares. As a result of the foregoing, stockholders may be unable to liquidate their shares for any reason.

We are highly dependent on Paul Branagan, our President. The loss of Mr. Branagan, whose knowledge, leadership and technical expertise we rely, would harm our ability to execute our business plan.

     Our success depends heavily upon the continued contributions of Paul Branagan, our President, whose knowledge, leadership and technical expertise would be difficult to replace. Mr. Branagan is employed at-will. We have no employment contract and maintain no key person insurance on Mr. Branagan. If we were to lose his services, our ability to execute our business plan would be harmed.

If we are unable to recruit, hire, train and retain additional sales, marketing, operations, engineering and finance personnel, our growth will be impaired.

     To grow our business successfully and maintain a high level of quality, we will need to recruit, retain and motivate additional highly skilled sales, marketing, engineering and finance personnel. If we are not able to hire, train and retain a sufficient number of qualified employees, our growth will

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be  impaired.  In particular, we will need to expand our sales and  marketing organizations in order to increase market awareness of our products and to increase revenue.

     In  addition,  as  a  company  focused on  the  development  of  complex products, we will need to hire additional engineering staff of various experience levels in order to meet our product roadmap. The market for skilled employees is extremely limited. We may have even greater difficulty recruiting potential employees after this registration if prospective employees perceive the equity component of our compensation package to be less valuable after this registration than before this offering.

We are subject to various risks associated with technological change and if we do not adapt our products to the changes our business will be adversely affected.

     The environmental products market involves certain characteristics that expose our existing and future technologies, and methodologies to the risk of obsolescence. These characteristics included the following:

          rapid changes in technology;
          rapid changes in user and customer requirements;
          frequent new service or product introductions embodying new technologies; and the emergence of new industry standards and practices.

     Our performance will partially depend on our ability to license leading technologies, enhance our existing services, and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The development of new environment friendly plastics entails significant technical and business risks. We cannot predict if we will use new technologies effectively or adapt our products to consumer, vendor, advertising or emerging industry standards. If we were unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, our business, results of operations and financial condition could be materially adversely affected.

As a result of our newly acquired subsidiary, Solplax Limited, an Ireland based company, we are subject to currency fluctuations.

      Our operations in Ireland render us subject to foreign currency fluctuations, which may materially affect our financial position and results. We do not presently engage in any currency hedging to offset any risk of currency fluctuations.

If we need additional financing, we may not be able to raise further financing or it may only be available on terms unfavorable to us or our stockholders.

     We believe that our available cash resources will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least twelve months. We might need to raise additional funds, however, to respond to business contingencies, which could include the need to:

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     fund more rapid expansion;

     fund additional marketing expenditures;

     develop new products or enhance existing products;

     enhance our operating infrastructure;

     hire additional personnel;

     respond to competitive pressures; or

     acquire complementary businesses or technologies.

     If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these newly issued securities might have rights, preferences or privileges senior to those of existing stockholders. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our products or otherwise respond to competitive pressures would be significantly limited.